Date:	April 20, 2011

Contact:	William W. Traynham, Chief Financial Officer
434-773-2242
traynhamw@amnb.com

Traded:	NASDAQ Global Select Market	Symbol:	AMNB

AMERICAN NATIONAL BANKSHARES INC. REPORTS FIRST QUARTER 2011 EARNINGS

•	Q1 net income of $1,778,000 and diluted EPS of $0.29 per share
•	Q1 net interest margin 3.66%.
•	Average shareholders’ equity of $109 million represents 13.03% of average assets

Danville, VA -- American National Bankshares Inc. (NASDAQ:  AMNB), parent company of American National Bank and Trust Company, today announced  net income of $1,778,000 for the first quarter 2011, compared to $2,185,000 for the first quarter 2010, an 18.6% decrease.  Basic and diluted earnings per share were $0.29 for the 2011 quarter compared to $0.36 for the 2010 quarter.  This quarterly net income produced a return on average assets of 0.85%, a return on average equity of 6.51%, and a return on tangible equity of 8.64%.

Financial Performance and Overview
      Charles H. Majors, President and Chief Executive Officer, stated, “American National had an eventful first quarter 2011.  We were not satisfied with the first quarter operating results, but we were not surprised. Our income for the quarter was $1.78 million, an 18.6% decrease compared to the same quarter in 2010. This decline was driven by two major factors: a decline in net interest income and expenses associated with our pending merger with MidCarolina Financial Corporation.  The decrease in net interest income reflects market driven competition for loans, declining bond yields, and compression of our net interest margin. We consider the merger related costs to be the beginning of an investment in a new and even better American National Bankshares Inc.
“Trust income was up $116,000 or 14.3% for the 2011 quarter, as a result of asset growth and improvement in the stock market.
“Service charge income declined $58,000 or 12.1% mostly as a result of declining overdraft fee income, a trend we’ve seen over the past few years and expect to continue.
“Secondary market mortgage income declined $99,000 or 40.2%, because of decreasing volume. We anticipated a slowdown in this revenue in 2011.
“Our noninterest expenses for the 2011 quarter increased $260,000 or 4.7%, compared to 2010 quarter. This mostly related to $309,000 in expenses associated with our pending merger with MidCarolina Financial.
“During 2010 we experienced historically low interest rates and an ongoing deleveraging in the economy. But, during the year we saw a bottoming out of our loan portfolio and small increases in volume starting in the second quarter and continuing through year end. Year over year our loan portfolio has grown slightly, by $1.3 million or 0.2%. We are anticipating modest, single digit growth in the balance of 2011.
“We are pleased with the growth in our deposits over the past year. They have grown by $49.9 million or 8.2%. This will help provide needed liquidity as the economy begins to recover and as we move closer to the anticipated consummation of our merger with MidCarolina. We expect that growth to continue during 2011 and plan to make every effort to grow our balances more for transaction accounts.
“Our credit quality measurements continue to be strong relative to our peers.  We are maintaining our allowance ratios and, unlike many recent announcements, we are not releasing reserves to boost net income to offset soft loan demand and tightened margins.
Majors concluded, “We believe we are at the early stages of an economic recovery. We expect it will be slow and erratic, but our Bank is ready, willing and able to help our market areas move quickly to increasing levels of economic activity. As we move forward in this year, we are very optimistic about the opportunities for market area growth and business development that will come from our pending merger with MidCarolina Financial Corporation, which we hope to have approved by shareholders and regulators during the second quarter of 2011.”

Capital
American National’s capital ratios are among the highest in its peer group.  For the first quarter of 2011, average shareholders’ equity was 13.03% of average assets.

Credit Quality Measurements
Nonperforming assets ($3.4 million of non-accrual loans and $3.5 million of foreclosed real estate) were below industry averages and represented 0.83% of total assets at March 31, 2011, compared to 0.89% at March 31, 2010.
The allowance for loans losses was $8.3 million or 1.60% of loans at March 31, 2011, compared to $8.1 million or 1.57% at March 31, 2010.
Annualized net charge offs were 0.39% for the first quarter 2011 compared to 0.26% for the first quarter in 2010.

Net Interest Income
Net interest income, on a taxable equivalent basis, decreased to $7,004,000 in the first quarter of 2011 from $7,174,000 in first quarter of 2010, a decrease of 2.4%.  Net interest income has been adversely impacted by low market interest rates and shifts between categories of earning assets. The Bank has mitigated the impact by reducing the cost of its interest bearing liabilities. The Company’s net interest margin declined to 3.66% from 3.90%, a decrease of 24 basis points (0.24%) from the first quarter 2010.

Noninterest Income
Noninterest income totaled $1,949,000 in the first quarter of 2011 compared with $1,921,000 in the first quarter of 2010, a 1.5% increase.  Most of that increase was attributable to increased trust income.

Noninterest Expense
Noninterest expense totaled $5,757,000 in the first quarter of 2011, compared to $5,497,000 in the first quarter of 2010, a 4.7% increase.  The major factor impacting noninterest expense were expenses associated with the pending merger with MidCarolina Financial. During the first quarter, the Company incurred merger-related costs of $309,000, reflected in other noninterest expenses, which accounted for virtually all the increase in costs. Much of these merger related expenses are not tax deductible.

Merger with MidCarolina Financial Corporation

On December 16, 2010, American National announced the signing of an agreement which calls for MidCarolina Financial Corporation to merge with American National in an all stock transaction.  In connection with the proposed transaction, American National has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which has not yet been declared effective, to register the shares of American National stock to be issued to the shareholders of MidCarolina. The registration statement includes a joint proxy statement/prospectus that will be sent to the shareholders of American National and MidCarolina after the registration statement is declared effective seeking the requisite approvals under the merger agreement. In addition, each of American National and MidCarolina may file other relevant documents concerning the proposed transaction with the SEC.

AMERICAN NATIONAL AND MIDCAROLINA URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICAN NATIONAL, MIDCAROLINA AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents, when they become available, through the website maintained by the SEC at www.sec.gov. Free copies of the joint proxy statement/prospectus, when it becomes available, also may be obtained by directing a request by telephone or mail to American National Bankshares Inc., 628 Main Street, Danville, Virginia 24541, Attention: Investor Relations (telephone: (434) 792-5111) or MidCarolina Financial Corporation, 3101 South Church Street, Burlington, North Carolina 27216, Attention: Investor Relations (telephone: (336) 538-1600) or by accessing American National’s website at www.amnb.com under “Investments” or MidCarolina’s website at www.midcarolinabank.com under “Investor Relations.” The information on American National’s and MidCarolina’s websites is not, and shall not be deemed to be, a part of this report or incorporated into other filings either company makes with the SEC.

American National and MidCarolina and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of American National and/or MidCarolina in connection with the merger. Information about the directors and executive officers of American National is set forth in the proxy statement for American National’s 2011 annual meeting of shareholders filed with the SEC on April 15, 2011. Information about the directors and executive officers of MidCarolina is set forth in Amendment No. 1 to MidCarolina’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on April 12, 2011. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

About American National
American National Bankshares Inc. is a bank holding company with assets of $841 million.  Headquartered in Danville, Virginia, it is the holding company of American National Bank and Trust Company, a community bank serving Southern and Central Virginia and the northern portion of Central North Carolina with eighteen banking offices.  The Bank also manages an additional $430 million of assets in its Trust and Investment Services Division.  Additional information is available on the Bank’s website at www.amnb.com.  The shares of American National Bankshares Inc. are traded on the NASDAQ Global Select Market under the symbol “AMNB.”

Forward-Looking Statements
This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario; significant changes in regulatory requirements; significant changes in securities markets; and changes regarding acquisitions and dispositions.  Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. American National Bankshares Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.